Exhibit 10.16

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (the “Agreement”) is entered into as of September 30, 2009, by and between HOME SCHOOL HOLDINGS, INC., a Delaware corporation with its principal place of business at 2700 South River Rd., Suite 106, Des Plaines, IL 60018 (the “Borrower”), and MIKE NORTH and BE-BE NORTH (the “Lender”).

RECITALS

Borrower has borrowed money from Lender pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Lender, and Borrower’s continuing obligations under the Existing Loan Documents, Borrower and Lender agree as follows:

AGREEMENT

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Borrower is indebted to Lender pursuant to, among other documents, a Short-Term Loan Agreement dated as of January 16, 2008 between Borrower and Lender (the “ First Loan Agreement”), providing for a principal loan amount of THREE HUNDRED THOUSAND AND NO/100THS DOLLARS ($300,000), and a Short-Term Loan Agreement dated as of April 27, 2009 between Borrower and Lender (the “ Second Loan Agreement”) providing for a principal loan amount of FIFTY THOUSAND AND NO/100THS DOLLARS ($50,000). Hereinafter, the First Loan Agreement and Second Loan Agreement, together with all other documents securing payment of the indebtedness, shall be referred to as the “Existing Loan Documents.”

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COMMON STOCK. Common Stock shall mean securities representing equity ownership in the Borrower, providing voting rights, and entitling the holder to a share of the company’s success through dividends and/or capital appreciation.

3. DESCRIPTION OF ACCRUED INTEREST. Accrued Interest shall mean all interest pursuant to the rates and terms of the Existing Loan Documents that has accumulated to the date of this Agreement, less the sum of ONE HUNDRED THOUSAND AND NO/100THS DOLLARS ($100,000).

4. DESCRIPTION OF ACCRUABLE INTEREST. Accruable Interest shall mean all interest pursuant to the rates and terms of this Agreement that may accumulate from the date of this Agreement to the Maturity Date, as defined below.

5. DESCRIPTION OF CHANGES IN TERMS. The terms of the Existing Loan Documents shall be collectively modified to provide for a single set of terms set forth in this Agreement as follows:

5.1  Modifications to Principal Loan Amount. The principal loan amount shall be FOUR HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($450,000) (the “Principal Amount”).

5.2  Modifications to Interest Rate. The interest rate on the Principal Amount and any Accrued Interest from the date of this Agreement shall be seven percent (4%) per annum.

5.3  Modifications to Maturity Date. The term of this Agreement shall be January 1, 2010.

5.4  Modifications to Conversion Rights.

(a)  Optional Conversion of Principal Amount. At any time prior to the Maturity Date, at the option of Lender in its sole discretion, all or any portion of the then outstanding Principal Amount of this Agreement may be converted (an “Optional Conversion”) into a number of shares of Common Stock (the “Optional Common Shares”) equal to the amount of the then outstanding Principal Amount or portion thereof, divided by $0.05 (the “Principal Conversion Price”).

(b)  In order to exercise the right of Optional Conversion, Lender shall give written notice of such exercise (the “Optional Conversion Notice”), to Borrower at its office at the address described below or via email, three (3) business days prior to such exercise. Such Optional Conversion shall be deemed to have been effected at the close of business on the date on which such Optional Conversion Notice, duly completed and executed, shall have been given as aforesaid, and, at such time such portion of the Principal Amount, as is subject to such Optional Conversion shall be applied by Borrower in full payment of the Optional Common Shares to be issued in consequence of the Optional Conversion and that application shall discharge Borrower from all liability in respect of such portion of the Principal Amount converted, and Lender shall be deemed for all purposes to have become the holder of the Optional Common Shares.

6. REPAYMENT OF ACCRUED AND ACCRUABLE INTEREST. At any time prior to the Maturity Date, all of the then outstanding Accrued Interest and Accruable Interest of this Agreement shall be converted (a “Mandatory Conversion”) into a number of shares of restricted stock, as defined below (the “Restricted Shares”), equal to the amount of the then outstanding Accrued Interest and Accruable Interest, divided by $0.045 (the “Interest Conversion Price”), or into Common Shares.

7. RESTRICTED SHARES. Restricted Shares shall mean those shares of stock of Borrower limited by a restriction that prevents their sale or transfer any time up to and including April 1, 2010.

8. PREPAYMENT. Lender shall have the right to make payments of the Principal Amount, Accrued Interest, and Accruable Interest at any time prior to the Maturity Date upon three (3) business-days notice to Lender. Any such prepayment shall be subject to Lender’s Optional Conversion rights.

9. REGISTRATION RIGHTS AGREEMENT. If at any time and from time to time Borrower proposes to register any of its Common Stock or Restricted Shares under the Securities Act in connection with the public offering of such securities Borrower shall, prior to the filing of a registration statement, promptly give Lender written notice of its intention to do so. Upon the written request of Lender given within three (3) business days after giving of such notice by Borrower in accordance with Section 10, Borrower shall cause to be registered under the Securities Act, and included any underwriting involved therein, all of the Registrable Securities that Lender requests to be registered. Prior to such registration, the parties shall enter into a separate agreement detailing the obligations, duties, representations, and privileges of the parties regarding their registration rights in accordance with the Securities Act.

10. NOTICES. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by facsimile telecommunication, by electronic mail transmission, or by registered or certified mail, postage prepaid, addressed to the parties hereto at their respective addresses set forth below. Such notice or other communication shall be deemed given (a) upon receipt or upon refusal to accept delivery if delivered by facsimile telecommunication, (b) forty-eight (48) hours after tendering to the US Postal Service for regular, registered or certified mail.

If to Borrower:	Home School Holdings, Inc.

2700 S. River Rd., Suite 106

Des Plaines, IL 60018

If to Lender:	Mike and Be-Be North

631 N. Austin,

Park Ridge, IL 60068

Notice of change of address shall be given by written notice in the manner detailed in this Section.

11. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties, their affiliates, constituent partners or members of such entities or an entity controlling, controlled by or under common control with such entities. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended, waived, discharged or terminated only with the written consent of Lender and Borrower. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13. SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, Lender shall be entitled to specific performance of the agreements and obligations of the Borrower hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

14. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

15. GOVERNING LAW AND VENUE. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Illinois, without giving effect to principles of conflicts of laws.

BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON- EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT.

16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in this Loan Modification Agreement.

18. NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it has no defenses against any of the obligations to pay any amounts under the Indebtedness.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.

BORROWER:		LENDER:
HOME SCHOOL HOLDINGS, INC.		MIKE NORTH

By:	/s/ Thomas Morrow	/s/ Mike North
Thomas Morrow

BE-BE NORTH

/s/ Be-Be North